November 13, 2017

Carter Validus Mission Critical REIT II, Inc.
4890 West Kennedy Boulevard
Suite 650
Tampa, Florida 33609

RE:    Tax Opinion for REIT Status and Registration Statement on Form S-11
Ladies and Gentlemen:

We have acted as counsel to Carter Validus Mission Critical REIT II, Inc., a Maryland corporation (the “Company”), in connection with the filing of the registration statement on Form S-11, Registration No. 333-217579, as such registration statement may be amended from time to time (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”), relating to the offering (the “Offering”) of up to $1,000,000,000 in shares of common stock, $0.01 par value per share (the “Shares”), of the Company.
In rendering this opinion letter, we have examined or are otherwise familiar with the following: (i) the Registration Statement; (ii) the Company’s Second Articles of Amendment and Restatement, as filed as an exhibit to the Registration Statement; (iii) the Company’s Amended and Restated Bylaws, as filed as an exhibit to the Registration Statement; (iv) the Amended and Restated Agreement of Limited Partnership, as amended, of Carter Validus Operating Partnership II, LP (the “Operating Partnership”); (v) the Company’s officer’s certificate delivered to us as of the date hereof pertaining to certain matters relating to the method and manner in which you have operated and intend to operate the Company, the Operating Partnership and their income and assets and anticipated income and assets for the periods in question (the “Officer’s Certificate”), and (vi) such other documents as we deemed necessary or appropriate (items (i) through (vi) collectively, the “Relevant Documents”). All capitalized terms used herein and not defined herein shall have the same meanings ascribed to them in the Registration Statement.
The opinions set forth in this letter are based on the relevant provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder by the U.S. Department of the Treasury (including temporary regulations) (the “Regulations”), and interpretations of the foregoing as expressed in court decisions, administrative determinations, and the legislative history, all as of the date hereof. These provisions and interpretations are subject to different interpretations or change at any time, which may or may not be retroactive in effect, and which could adversely affect our opinions. The U.S. Department of the Treasury or the Internal Revenue Service (the “IRS”) have not issued Regulations or administrative intepretations with respect to many of the provisions of the Code relating to qualification as a real estate investment trust (a “REIT”) under the Code. An opinon of counsel with respect to such issues is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to an issue, or that a court will not sustain such a position if asserted by the IRS.
We have assumed, with your consent, that (i) all of the factual representations, covenants and statements set forth in the Relevant Documents are true, correct and complete, (ii) any representation or statement made in the Officer’s Certificate as being made “to the knowledge of” or “in the belief of” any person or similarly qualified is true, correct and complete without such qualification, (iii) all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms, and (iv) the Company, the Operating Partnership, and their respective subsidiaries (if any) each have been and will be operated in the manner described in the Relevant Documents and all terms and provisions of such agreements and documents have been and will be complied with by all parties thereto. Further, we have assumed and relied on your representations that the information presented in the Relevant Documents accurately and completely describes all material facts relevant to our opinion. We have not undertaken any independent inquiry into, or verification of, these facts for the purpose of rendering this opinion. While we have reviewed all representations made to us to determine their reasonableness, we have no assurance that they are or will ultimately prove to be accurate. No facts have come to our attention, however, that would cause us to question the accuracy or completeness of such facts or the Relevant Documents in a material way. Our opinion is conditioned on the continuing accuracy and completeness of such representations, covenants and statements. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Relevant Documents may affect our opinions and may render such opinions inapplicable.
We also have assumed the legal capacity of all natural persons, the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.
Based upon and subject to the foregoing, we are of the opinion that:
(i) commencing with the Company’s taxable year ended December 31, 2014, through its taxable year ended December 31, 2016, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code;

(ii) the Company’s proposed method of operations will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2017, and thereafter; and
(iii) the discussion in the Registration Statement under the heading “Federal Income Tax Considerations,” to the extent that it constitutes matters of federal income tax law or legal conclusions relating thereto, is a fair and accurate summary of the U.S. federal income tax considerations that are likely to be material to a holder of the Company’s Shares.
We express no opinion on any issue relating to the Company, the Operating Partnership or the discussion in the Registration Statement under the heading “Federal Income Tax Considerations” other than as expressly stated above.
The Company’s qualification and taxation as a REIT depends upon the Company’s ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code as described in the Registration Statement with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership. We have not reviewed, and will not review on a continuing basis, the Company’s compliance with these requirements. Accordingly, no assurance can be given that the actual results of the operations of the Company for any given taxable year will satisfy the requirements under the Code for the Company’s qualification and taxation as a REIT.
This opinion letter is rendered to you for your use in connection with the Registration Statement. Except as provided in the next paragraph, this opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, filed with any governmental agency, or relied upon by any other person for any other purpose (other than as required by law) without our express written consent.
We consent to the use of our name under the captions “Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement and to the use of these opinions for filing as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.
Most sincerely,

MORRIS, MANNING & MARTIN, LLP

/s/ Charles R. Beaudrot, Jr.

By: Charles R. Beaudrot, Jr.